UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 23, 2010

Pole Perfect Studios, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-150616	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2007 Enterprise Avenue

League City, Texas 77573

(Address of principal executive offices)

Telephone – (281) 538-5938

3457 Rockcliff Place

Longwood, Florida 32779

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to the success of the transaction between Pole Perfect Studios, Inc. and Torchlight Energy, Inc.; our ability to obtain additional capital in the future to fund our planned expansion; the demand for oil and natural gas; and other general economic factors.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report.  You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 1.01  Entry into a Material Definitive Agreement.

On November 23, 2010, Pole Perfect Studios, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Tammy Skalko, an executive officer, director and major stockholder of the Company, James Beshara, a director and major stockholder of the Company, Harry Stone II, a major stockholder of the Company, Torchlight Energy, Inc., a Nevada corporation ("Torchlight"), and the persons owning 100% of the outstanding capital stock of Torchlight (the “Torchlight Stockholders”).

The Exchange Agreement also closed on November 23, 2010.  At closing, the Torchlight Stockholders transferred 9,444,501 shares of common stock, representing 100% of the common stock of Torchlight, to the Company in exchange for an aggregate of 2,361,125 shares of newly issued common stock of the Company.  Also at closing of the Exchange Agreement, Ms. Skalko, Mr. Beshara and Mr. Stone transferred to the Company an aggregate of 3,600,000 shares of common stock of the Company for cancellation in exchange for an aggregate consideration of $270,000.  As a result of these transactions, the Company had 3,062,855 shares of common stock issued and outstanding.  The 2,361,125 shares issued to the Torchlight Stockholders at closing represent 77.1% of the voting securities of the Company.

As a result of the transactions effected by the Exchange Agreement, at closing (i) Torchlight became a wholly-owned subsidiary of the Company, (ii) the Company abandoned all of its previous business plans within the health and fitness industries, including opening and operating dance studios, and (iii) the business of Torchlight became the Company’s sole business.  Torchlight is an exploration stage energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States.

The Exchange Agreement also provided for the appointment and resignation certain directors and executive officers at closing.  This disclosure is found below under “Item 5.01” of this current report, which disclosure is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

As described above in “Item 1.01” of this current report, on November 23, 2010, the Company acquired 100% of the common stock of Torchlight.  The disclosure in “Item 1.01” is incorporated herein by reference.

FORM 10 DISCLOSURE

Immediately prior to the transaction described above, the Company was deemed a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”).  Item 2.01(f) of Form 8-K provides that under these circumstances a registrant must include with its disclosure the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

Accordingly, the Company is providing below the information that would normally be included with a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of Torchlight by the Company, except that information regarding periods prior to the date of the acquisition only relates to the pre-exchange, Company unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Corporate History and Background

The Company was incorporated in October 2007 under the laws of the State of Nevada.  Prior to the acquisition transaction described above under “Item 1.01” of this current report, the Company’s primary business objective was to develop and market fitness dance studios that offered an alternative to traditional gyms.  Since its incorporation the Company was primarily engaged in business planning activities, including researching dance studio design trends, developing economic models and financial forecasts, performing due diligence regarding potential store front locations, investigating and analyzing income and age demographics for areas surrounding potential locations, evaluating the community’s attitude toward business and searching for providers of additional capital to finance the build-out of our first location.

Upon the acquisition of Torchlight, as described above under “Item 1.01” of this current report, the Company decided to abandon all of its previous business plans within the health and fitness industries, including opening and operating dance studios.  Accordingly, the business of Torchlight will be the Company’s sole business, and descriptions of the Company’s business hereinafter refer to the business of Torchlight.  Torchlight is an exploration stage energy company, incorporated under the laws of the State of Nevada in June 2010.  It is engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States.

Business Overview

Our business model is to focus on drilling and working interest programs within the United States that have a short window of payback, a high internal rate of return and proven and bookable reserves.  We currently have only one interest in an oil and gas project, the Marcelina Creek Field Development, as is described in more detail below in the section titled “Current Projects.”  We anticipate being involved in multiple other oil and gas projects moving forward, pending adequate funding.  We anticipate acquiring exploration and development projects as a non-operating working interest partner, participating in drilling activities primarily on a basis proportionate to its working interest.  We intend to spread the risk associated with drilling programs by entering into a variety of programs in different fields with differing economics.

Salient characteristics of the Company include its industry relationships, leverage for prospect selection, anticipated diversity, both geologically and geographically, cost control, partnering, and protection of capital exposure.  Management believes opportunities exist to identify and pursue relatively low risk projects at very attractive entry prices.  These projects may be available from small operators in financial distress, larger companies that need to share costs, and large producers who are consolidating their activities in other areas.  Management believes attractive entry prices and tight cost control will result in returns that are superior to those achieved by major companies or small independents.  An integral part of this strategy is the partnering of major activities.  Such partnering will enable us to acquire the talents of proven industry veterans, as needed, without affecting our long-term fixed overhead costs.

Key Business Attributes

Experienced People.  The Company is building on the expertise and experiences of its sole officer and director, Thomas Lapinski.  The Company will also receive guidance from outside advisors and will align with high quality vendor partners.

Project Focus. The Company is focusing on exploitation and low risk exploration projects to reduce risk by pursuing resources where commercial production has already been established but where opportunity for additional and nearby development is indicated.

Lower Cost Structure.  The Company will attempt to maintain the lowest possible cost structure, enabling the greatest margins and providing opportunities for investment that would not be feasible for higher cost competitors for lower-risk, valuable projects.

Limit Capital Risks.  Only enough capital exposure is planned initially to add value to a project and determine its economic viability.  Projects are staged and have options before additional capital is invested. The Company will limit its exposure in any one project by participating at reduced working interest levels, thereby being able to diversify with limited capital. Management has experience in successfully managing risks of projects, finance, and value.

Partnering for Excellence.  Partnering with highly select and experienced vendors provides ongoing access to external perspectives, new project opportunities, specialization, networks, operations support, and the ability to test continuously for more effective and cost efficient services.

Project Focus

Generally, the Company will focus on low risk exploitation projects.  Projects are first identified, evaluated, and then the Company will secure a third party operating or financial partner.  Subject to overall availability of capital, our interest in large capital projects will be limited.  Initially, a large percentage of the Company’s assets will be allocated solely to the Marcelina Creek Field Development.  After the Company has raised or generated sufficient capital, the Company will attempt to diversify its portfolio so that not greater than 25-30% of its capital is allocated in a particular project, of which there can be no assurance.  An exception for a higher percentage would be an acquisition of a producing property with positive cash flow or smaller investment opportunities.  Each opportunity will be investigated on a stand alone basis for both technical and financial merit.   High risk exploration prospects are less favored than low risk exploration.  The Company will, however, consider high risk-high reward exploration in connection with exploitation opportunities in a project that would reduce the overall project economic risk.  The Company will consider such projects on their individual merits, and we expect them to be a minor part of the Company’s overall portfolio.

The Company will be actively seeking quality new investment opportunities to sustain its growth, and we believe the Company will have access to many new projects.  The sources of these opportunities will vary but all will be evaluated with the same criteria of technical and economic factors.  With a focus on exploitation rather than higher risk exploration projects, it is expected that projects will come from the many small producers who find themselves under-funded or over-extended and therefore vulnerable to price volatility.  The financial ability to respond quickly to opportunities will ensure a continuous stream of projects and will enable the Company to negotiate from a stronger position to enhance value.

With emphasis on acquisitions and development strategies, the types of projects in which the Company will be involved vary from increased production due to simple re-engineering of existing wellbores to step-out drilling, drilling horizontally, and extensions of known fields.  Recompletion of existing wellbores in new zones, development of deeper zones and detailing of structure and stratigraphic traps with three-dimensional seismic and utilization of new technologies will all be part of the Company’s anticipated program.  The Company’s preferred type of projects are in-fills to existing production with nearly immediate cash flow and/or adjacent or on trend to existing production.  The Company will prefer projects with moderate to low risk, unrecognized upside potential and geographic diversity.

Technology and Alliances for Opportunities

Advances in technologies that for many years were only available to the major energy companies are now also available to smaller companies through outsourcing.  With this widespread availability, competition among service providers is keen and cost reduction impressive.  For examples, three-dimensional seismic mapping and horizontal drilling are now commonplace with independents.  We believe that recent increases in production from the Gulf of Mexico are largely based on application of 3-D seismic by independents.

A key to the Company’s success will be its ability to use 3-D seismic and other tools profitably to acquire, and if necessary develop, smaller oil and gas prospects.  The supply of these prospects is abundant; they have remained unexploited, despite their high potential, because their size renders them unattractive for the large companies and small producers with limited resources and limited ability to partner.  We will attempt to take advantage of the niche between the major and small companies.

The Company also hopes to form a strategic alliance with JEBCO Seismic L.P. (“Jebco”), a fully independent international geophysical data acquisition contractor.  Jebco’s non-exclusive surveys and third party datasets represent a unique and readily available source of information for both mature and frontier regions. Jebco has experience in a wide variety of operational environments including land 3-D, transition zones, ocean bottom cable (OBC), large regional 2-D and 3-D marine programs.  Our Chief Executive Officer and Director, Thomas Lapinski, is on the Board of Directors of Jebco, and Jebco’s Chief Executive Officer, Wayne Turner, is an outside consultant to Torchlight.  If a strategic alliance can be formed with Jebco, we believe that Jebco can provide us with the ability to review potential acquisitions of producing properties and exploration areas prior to those areas being made available to other oil and gas companies.

Such technology alliances may be a key component to the Company’s value.  Through such alliances, we hope to have the ability to review a large portfolio of opportunities without always having to pay the associated overhead and initial exploration costs.

Business Processes

The Company believes there are three principal business processes that the Company must follow to enable its operations to be profitable.  Each major business process offers the opportunity for a distinct partner or alliance as the Company grows.  These processes are:

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Investment Evaluation and Review;

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Operations and Field Activities; and

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Administrative and Finance Management.

Investment Evaluation and Review.  This process is the key ingredient to the success of the Company.  Recognition of quality investment opportunities is the fuel that drives the Company’s engine.  Broadly, this process includes the following activities: prospect acquisition, regional and local geological and geophysical evaluations, data processing, economic analysis, lease acquisition and negotiations, permitting, and field supervision.  The Company expects these evaluation processes to be managed by the present management.  Expert or specific technical support will be outsourced, as needed.  Only if a project is taken to development, and only then, will additional staff be hired.  New personnel will have very specific responsibilities.  We anticipate attractive investment opportunities to be presented from outside companies, such as Jebco, and from large informal community of geoscientists and engineers.  Building a network of management and advisors is key to the pipeline of high quality opportunities.  We believe the Company will be well represented and networked.

Operations and Field Activities.   This process will begin following management approval of an investment.  Well site supervision, construction, drilling, logging, product marketing and transportation are examples of some activities.  The present plan is that the Company will rarely be the operator; it will farm-out sufficient interests to third parties that will be responsible for these operating activities.  The Company will provide personnel to monitor these activities and associated costs.

Administrative and Finance Management.   This process will coordinate the initial structuring and capitalization of the Company, general operations and accounting, reporting, audit, banking and cash management, regulatory agencies reporting and interaction, timely and accurate payment of royalties, taxes, leases rentals, vendor accounts and performance management that includes budgeting and maintenance of financial controls, and interface with legal counsel and tax and other financial and business advisors.  A single outsourced vendor that provides all or a majority of these services has not yet been located.  Collectively, however, these services are available from a variety of experienced sources.

Current Projects

The Company currently has only one interest in an oil and gas project, the Marcelina Creek Field Development.  On July 6, 2010, the Company entered into an Agreement to Participate in Oil and Gas Development Joint Venture (the “Participation Agreement”) with Bayshore Operating Corporation, LLC (“Bayshore”).  Bayshore is currently the holder of an oil, gas and mineral lease covering approximately 1,045 acres in Wilson County, Texas, known as the Marcelina Creek Field Development.  The Participation Agreement provides for the drilling of four (4) wells, one of which is within the 280 Johnson Unit and the remaining three at locations to be determined within the existing lease.  The Company is obligated to pay to Bayshore $50,000 at rig move in for the first well (a horizontal re-entry well on Johnson #1).  The Company paid Bayshore an initial $50,000 deposit in July 2010, which amount was credited to the initial $50,000 payment due for the first well.  The Company will pay for 100% of total drilling and completion costs for this re-entry well, in return for a 50% working interest.  The second, third and fourth wells are to be vertical development location wells at mutually agreed upon locations.  For the second well, the Company will pay Bayshore $50,000 at rig move in and $200,000 when the well is completed or plugged and abandoned, whichever comes first, which represents 100% of the total drilling and completion costs for a 75% working interest.  For the third and fourth wells, the Company will pay Bayshore $50,000 at rig move in and $150,000 when the well is completed or plugged and abandoned, whichever comes first, which represents 100% of the total drilling costs and 75% of the completion costs, for a 75% working interest, with Bayshore to pay 25% of the completion costs.  The Company will receive a 75% working interest on any subsequent wells drilled outside of the Johnson unit, with work to be done, as and when proposed, on a pro rata basis.

In August 2010, the first well, the Johnson #1 horizontal re-entry, was drilled and encountered good oil and gas shows and extensive fracturing. The fractures caused a lost circulation zone and water needed to be put into the well.  We are presently pumping out the water to determine the well’s productivity.

The Marcelina Creek Field Development is located over the Austin Chalk and Buda Formations, which formations are well known and established producers in central Texas.  Their production is controlled by vertical fracturing of the rock with high productivity in wells which encounter the greatest amount of fractures.  With the advent of horizontal drilling technology, numerous opportunities exist in areas and fields that were only drilled vertically.  Based on the work Bayshore has already performed, we believe the Johnson unit re-entry is one of these opportunities.  The original lateral well was drilled out to about 500 feet.  The well encountered a fracture zone and test-at rates of approximately 300 barrels per day.  The operator attempted to drill out further when they experienced a casing collapse, causing the well to fail.  We believe sub-paralleling the original well bore will yield a high probability of similar results, of which there can be no assurance.  The negative side is the uncertainty of encountering fractures in the vertical wells.  Horizontal wells will, almost with certainty, encounter some fractures, but the number, and thereby production rates, are difficult to predict.

Project Prospects

We are in the process of indentifying specific projects that we will consider investing in, pending the Company’s ability to obtain adequate funding.  The Company has not yet conducted thorough due diligence on any project prospect.  Below are some of the projects that we are currently evaluating.  There is no assurance the Company will choose to invest in any of these projects, if and when adequate funding becomes available.

Southwest Nebraska - Denver-Julesberg Basin

The Denver-Julesberg Basin is one of the largest sedimentary basins in the United States.  It has been an oil and gas producer for most of the previous century.  We have located a prospective project in the northeastern portion of the basin, primarily within Nebraska.  The potential reservoirs are well known and well established through the basin and in this area.  We believe the likelihood of finding commercial oil production is the area is high, as there are numerous producing wells in the area.  Most of the reservoirs in the area are at a modest depth which should equate to low drilling costs and a short drilling and completion time.

Fossil Energy, Inc. (“Fossil Energy”), an operator, has been looking for an investor to fund a drilling program for up to 50 wells.  The locations are to be based on relatively inexpensive technologies incorporated in the oil industry, including magnetic impulse, radiometric and geo-chemical surveys.  In September 2010, Torchlight and Fossil Energy entered into a Technical Services Contract and Working Interest Agreement.  The agreement provides for Fossil Energy to develop prospects for oil and gas development.  Should Torchlight elect to participate in a project, all capital expenditures are to be provided by Torchlight, following an advanced outlining of such expenditures by Fossil Energy.  In return for each well funded, Torchlight will receive a 75% working interest of not-less-than an 80% net revenue interest in the area of mutual interest identified (with Fossil Energy receiving the 25% working interest).  A “net revenue interest” means the lessee’s share of production after satisfying all royalty, overriding royalty and other non-operating interests.  Fossil Energy will be designated as an operator for all wells drilled. Torchlight will have the right to replace Fossil Energy as operator on any prospect, but such replacement would not affect working interests.

We anticipate drilling approximately ten wells, initially, with the option to continue in future well packages of ten to 20 wells per package.  Torchlight and Fossil Energy are in the process of finalizing an operating agreement.  As currently proposed, Fossil Energy would warrant a minimum of 40 barrels of oil per day per well on the initial ten wells, and warrant that if the ten well program fails to yield 400 barrels per day, it will drill additional wells, up to four, from its own account to attempt to satisfy this threshold.  The final terms of the operating agreement are subject to change.

We believe that the economics of this project are attractive at even low production rates.  Additional benefits of the project are that Fossil Energy would continue as operator and continue marketing of the oil which is presently being sold through Plains Marketing in Houston, Texas. A negative aspect of this project, however, is that it is not currently ready for drilling, and additional leases will need to be acquired as the surveys are finalized.  Further, there is geological variability with the channel sands of the Muddy Formations D and J sands.  We believe, however, that the surveys and existing geological information from wells should mitigate the uncertainty to some degree.  Based on our analysis, this project provides an attractive opportunity.  Short cycle time, inexpensive drilling, established marketing and operator, and attractive economics with low production are salient characteristics of this project.

Additional Opportunities

Two additional opportunities have been identified that we are currently evaluating.  The two prospects are field re-developments with significant in-fill drilling opportunities.  One of the prospects is located in West Texas over shallow formations in the area.  Shallow formations are attractive because they usually result in low drilling costs and a short drilling and completion time.  The other prospect involves the acquisition of a producing field in Southwest Arkansas.  Both prospects would be would be conducted through a joint venture with a third party, whereby the third party would operate the fields.  We have obtained the services of a consultant to evaluate the re-development plans for each field, beginning in Southwest Arkansas.  Through our industry contacts, other additional opportunities are presented to us on a routine basis.  Evaluation of those prospects is an on-going exercise.

Business Environment

Over half of United States’ crude oil is now imported because growth in demand exceeds domestic production, and this ratio is projected to increase into the foreseeable future.  Although crude oil prices have been variable in recent years, longer-term global demand, especially from Asia and the Asian sub-continent is expected to offset growth in global supply, thus creating a continuous, although at times volatile, upward pressure on price.  Further, new sources of international oil and gas reserves are located either far inland to existing port facilities or in very deep water.  These new discoveries demand large capital investments for pipeline transportation and facilities.  In the case of inland discoveries, agreements among sovereign governments may be required. Long negotiations result in long lead times from discovery to markets.  Similarly for very deep water discoveries, both confirmation drilling and facilities construction require long lead times.

To complicate the environment even further, the recent BP oil spill in the Gulf of Mexico caused the United States government to place a moratorium on deep water drilling from May to October 2010.  The moratorium’s long-term effect on price is still speculative.  The short-term effect on activity is that companies that had budgeted for capital projects in the offshore area this year and next may need to invest in other exploration and production activities.  Management envisions the companies that were operating offshore to focus some attention to onshore activities.

For United States natural gas, depressed prices resulted from the past warm winter that reduced heating demand, the ability of the industry to increase production from shales with horizontal drilling, and increased production from the Gulf of Mexico. Prices will be volatile and subject to market emotions of early cold winters and other climatic conditions.  This situation may offer an opportunity to acquire producing properties from numerous small producers who are impaired with high fixed overhead and sizable debt loads from earlier years.  The Company however will favor oil projects but will investigate any opportunity on a stand alone basis.

With timely, accessible project finance arrangements, management believes we can profit from the opportunities provided by small producers that are virtually ignored by the major producers and large independents.

Industry Overview

The oil and gas industry has undergone a renaissance in both the balance of supply and demand and in technological advances.  In recent years, large petroleum companies have migrated their spending toward exploration and production projects overseas and offshore, particularly deep water, as well as into downstream ventures.  Such companies have consolidated their United States onshore investments into core geographic areas.  The majors and large independents follow the rule that “90% of our revenue comes from 10% of our properties.”

The majors and large independents are, in varying degrees, burdened with high infrastructure overhead that when allocated to these properties make the properties unattractive for additional investment.  The infrastructure for large companies includes services for human resources, information technology, accounting, land and division orders, and legal departments.  Divesting of these non-core properties was made to independents and start-up companies.  Independents also acquired large areas of leases particularly in the Haynesville, Marcelius, Bakken and now the Eagleford shale.  This required the companies to drill quickly or lose the leases.  That focus may have left some other on-going fields to be without re-investment.  We believe this gradual migration of spending has left, possibly, onshore opportunities for nimble and experienced, lower cost oil and gas producers.

Competition

The oil and natural gas industry is intensely competitive, and we will compete with numerous other companies engaged in the exploration and production of oil and gas.  Some of these companies have substantially greater resources than we have.  Not only do they explore for and produce oil and natural gas, but also many carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis.  The operations of other companies may be able to pay more for exploratory prospects and productive oil and natural gas properties.  They may also have more resources to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

Our larger or integrated competitors may have the resources to be better able to absorb the burden of current and future federal, state, and local laws and regulations more easily than we can, which would adversely affect our competitive position.  Our ability to locate reserves and acquire interests in properties in the future will be dependent upon our ability and resources to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.  In addition, we may be at a disadvantage in producing oil and natural gas properties and bidding for exploratory prospects because we have fewer financial and human resources than other companies in our industry.  Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business could be adversely affected.

Marketing and Customers

The market for oil and natural gas that we will produce depends on factors beyond our control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation.  The oil and gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.

Our oil production is expected to be sold at prices tied to the spot oil markets.  Our natural gas production is expected to be sold under short-term contracts and priced based on first of the month index prices or on daily spot market prices.  We will rely on our operating partners to market and sell our production.

Governmental Regulation and Environmental Matters

Our operations are subject to various rules, regulations and limitations impacting the oil and natural gas exploration and production industry as a whole.

Regulation of Oil and Natural Gas Production

Our oil and natural gas exploration, production and related operations, when developed, will be subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies.  Certain states may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.  Failure to comply with any such rules and regulations can result in substantial penalties.  The regulatory burden on the oil and gas industry will most likely increase our cost of doing business and may affect our profitability.  Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.  Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Environmental Matters

Our operations and properties are and will be subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue.  These laws and regulations may:

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require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;

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limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and

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impose substantial liabilities for pollution resulting from operations.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities.  Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both.  In the opinion of management, we are and will be in substantial compliance with current applicable environmental laws and regulations, and have no material commitments for capital expenditures to comply with existing environmental requirements.  Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on our company, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites.  It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance.  Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products.  In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

The Endangered Species Act (“ESA”) seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species.  Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat.  ESA provides for criminal penalties for willful violations of the Act.  Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act.  Although we believe that our operations will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject our company to significant expenses to modify our operations or could force our company to discontinue certain operations altogether.

Climate Change

Significant studies and research have been devoted to climate change and global warming, and climate change has developed into a major political issue in the United States and globally.  Certain research suggests that greenhouse gas emissions contribute to climate change and pose a threat to the environment.  Recent scientific research and political debate has focused in part on carbon dioxide and methane incidental to oil and natural gas exploration and production.  Many states and the federal government have enacted legislation directed at controlling greenhouse gas emissions, and future legislation and regulation could impose additional restrictions or requirements in connection with our drilling and production activities and favor use of alternative energy sources, which could affect operating costs and demand for oil products.  As such, our business could be materially adversely affected by domestic and international legislation targeted at controlling climate change.

Employees

We currently have one full time employee and no part time employees.  We anticipate adding additional employees when adequate funds are available and using independent contractors, consultants, attorneys and accountants as necessary, to complement services rendered by our employees.

Properties

Our principal executive officers are located at 2007 Enterprise Avenue, League City, Texas 77573. We have never owned any real property. Our current premises are being provided at no charge by one of our principal shareholders. We believe that the condition and size of our current premises are satisfactory, suitable and adequate for our current needs.

The Company currently has only one interest in an oil and gas project, the Marcelina Creek Field Development.  See the description under “Current Projects” above for more information.  To date, the Company has produced no oil and gas and has no proved or probable oil and gas reserves.

RISK FACTORS

An investment in the Company involves a high degree of risk and is suitable only for prospective investors with substantial financial means who have no need for liquidity and can afford the entire loss of their investment in the Company.  Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this report.

We have a limited operating history, and may not be successful in developing profitable business operations.

Upon the acquisition of Torchlight, the Company decided to abandon all of its previous business plans and adopt the business of Torchlight as its sole business.  Torchlight is an exploration stage energy company that was only organized in June 2010.  Accordingly, the Company has a limited operating history.  Our business operations must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries.  As of the date of this report, we have generated no revenues and have limited assets.  There is nothing at this time on which to base an assumption that our business operations will prove to be successful in the long-term.  Our future operating results will depend on many factors, including:

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our ability to raise adequate working capital;

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success of our development and exploration;

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demand for natural gas and oil;

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the level of our competition;

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our ability to attract and maintain key management and employees; and

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our ability to efficiently explore, develop, produce or acquire sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations in the future, we must, alone or with others, successfully manage the factors stated above, as well as continue to develop ways to enhance our production efforts, when commenced.  Despite our best efforts, we may not be successful in our exploration or development efforts, or obtain required regulatory approvals.  There is a possibility that some, or all, of the wells we obtain interests in, if any, may never produce oil or natural gas.

We have limited capital and will need to raise additional capital in the future.

We do not currently have sufficient capital to fund both our continuing operations and our planned growth.  We will require additional capital to continue to grow our business via acquisitions and to further expand our exploration and development programs.  We may be unable to obtain additional capital when required.  Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, our resources may not be sufficient to fund our planned operations.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders.  Raising any such capital could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our limited operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us, if any) and the departure of key employees.  Further, if oil or natural gas prices on the commodities markets decline, our future revenues, if any, will likely decrease and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, which may adversely impact our financial condition.

There is substantial doubt about the Company’s ability to continue as a going concern

At September 30, 2010, the Company had not yet achieved profitable operations, has accumulated losses of $130,863 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management's plan to address the Company's ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtaining loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

To date, we do not have any independent directors and have not implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

As of the date of this report, we do not have any independent directors to evaluate our decisions nor have we adopted corporate governance measures.  Although not required by rules or regulations applicable to us, corporate governance measures such as the presence of independent directors, or the establishment of an audit and other independent committees of our Board of Directors, would be beneficial to our stockholders.  We do not presently maintain any of these protections for our stockholders.  It is possible that if our Board of Directors included independent directors and if we were to adopt corporate governance measures, stockholders would benefit from greater assurance that decisions were being made with impartiality by directors and that policies had been implemented to define conduct of our management and board members.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by existing members of the Board of Directors, who may have a direct interest in the outcome.  At some point in the near future, however, the Company anticipates expanding the Board of Directors to five members, including the appointment of three independent Directors.

As a non-operator, our development of successful operations relies extensively on third-parties who, if not successful, could have a material adverse affect on our results of operation.

We anticipate only participating in wells operated by third-parties.  Our ability to develop successful business operations depends on the success of our consultants and drilling partners.  As a result, we will not control the timing or success of the development, exploitation, production and exploration activities relating to leasehold interests we acquire.  If our consultants and drilling partners are not successful in such activities relating to such leasehold interests, or are unable or unwilling to perform, our financial condition and results of operation would be materially adversely affected.

Further, financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person.  We could be held liable for the joint activity obligations of the operator or other working interest owners such as nonpayment of costs and liabilities arising from the actions of the working interest owners.  In the event the operator or other working interest owners do not pay their share of such costs, we would likely have to pay those costs.  In such situations, if we were unable to pay those costs, we could become insolvent.

Because of the speculative nature of oil and gas exploration, there is risk that the Company will not find commercially exploitable oil and gas and that our business will fail

The search for commercial quantities of oil and natural gas as a business is extremely risky. We cannot provide investors with any assurance that any properties in which we obtain a mineral interest will contain commercially exploitable quantities of oil and/or gas.  The exploration expenditures to be made by us may not result in the discovery of commercial quantities of oil and/or gas.  Problems such as unusual or unexpected formations or pressures, premature declines of reservoirs, invasion of water into producing formations and other conditions involved in oil and gas exploration often result in unsuccessful exploration efforts. If we are unable to find commercially exploitable quantities of oil and gas, and/or we are unable to commercially extract such quantities, we may be forced to abandon or curtail our business plan, and as a result, any investment in us may become worthless.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire oil and gas interests, to build our reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment.  These realities are subject to change and our inability to maintain close working relationships with industry participants or continue to acquire suitable property may impair our ability to execute our business plan.

To continue to develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

The price of oil and natural gas has historically been volatile.  If it were to decrease substantially, our projections, budgets and revenues would be adversely affected, potentially forcing us to make changes in our operations.

Our future financial condition, results of operations and the carrying value of any oil and natural gas interests we acquire will depend primarily upon the prices paid for oil and natural gas production. Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future, especially given current world geopolitical conditions. Our cash flows from operations are highly dependent on the prices that we receive for oil and natural gas. This price volatility also affects the amount of our cash flows available for capital expenditures and our ability to borrow money or raise additional capital. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

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the level of consumer demand for oil and natural gas;

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the domestic and foreign supply of oil and natural gas;

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the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls;

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the price of foreign oil and natural gas;

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domestic governmental regulations and taxes;

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the price and availability of alternative fuel sources;

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weather conditions;

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market uncertainty due to political conditions in oil and natural gas producing regions, including the Middle East; and

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worldwide economic conditions.

These factors as well as the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices affect our revenues, and could reduce the amount of oil and natural gas that we can produce economically.  Accordingly, such declines could have a material adverse effect on our financial condition, results of operations, oil and natural gas reserves and the carrying values of our oil and natural gas properties. If the oil and natural gas industry experiences significant price declines, we may be unable to make planned expenditures, among other things. If this were to happen, we may be forced to abandon or curtail our business operations, which would cause the value of an investment in us to decline in value, or become worthless.

Because of the inherent dangers involved in oil and gas operations, there is a risk that we may incur liability or damages as we conduct our business operations, which could force us to expend a substantial amount of money in connection with litigation and/or a settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. We currently have no insurance to cover such losses and liabilities, and even if insurance is obtained, there can be no assurance that it will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us becoming worthless.

The market for oil and gas is intensely competitive, and competition pressures could force us to abandon or curtail our business plan.

The market for oil and gas exploration services is highly competitive, and we only expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on exploration and are currently competing with us for oil and gas opportunities.  Other oil and gas companies may seek to acquire oil and gas leases and properties that we have targeted.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage.  Actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  Additionally, there are numerous companies focusing their resources on creating fuels and/or materials which serve the same purpose as oil and gas, but are manufactured from renewable resources.

As a result, there can be no assurance that we will be able to compete successfully or that competitive pressures will not adversely affect our business, results of operations and financial condition. If we are not able to successfully compete in the marketplace, we could be forced to curtail or even abandon our current business plan, which could cause any investment in us to become worthless.

We may not be able to successfully manage our growth, which could lead to our inability to implement our business plan.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have a small number of executive officers, employees and advisors. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth or in the event that the number of our drilling and/or extraction operations increases. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

Our operations are heavily dependent on current environmental regulation, changes in which we cannot predict.

Oil and natural gas activities that we will engage in, including production, processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials (if any), are subject to stringent regulation. We could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could force us to expend additional operating costs and capital expenditures to stay in compliance.

Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact our operations and costs. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and (vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.

Management believes that we will be in substantial compliance with applicable environmental laws and regulations. To date, we have not expended any amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position, results of operations or cash flows. However, if we are deemed to not be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our financial condition. If this were to happen, any investment in us could be lost.

Our future estimates of the volume of reserves we obtain could have flaws, or such reserves could turn out not to be commercially extractable.  As a result our future revenues and projections could be incorrect.

Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. Our actual amounts of production, revenue, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves may vary substantially from the estimates.  Oil and gas reserve estimates are necessarily inexact and involve matters of subjective engineering judgment. In addition, any estimates of our future net revenues and the present value thereof are based on assumptions derived in part from historical price and cost information, which may not reflect current and future values, and/or other assumptions made by us that only represent our best estimates. If these estimates of quantities, prices and costs prove inaccurate, we may be unsuccessful in expanding our oil and gas reserves base with our acquisitions. Additionally, if declines in and instability of oil and gas prices occur, then write downs in the capitalized costs associated with any oil and gas assets we obtain may be required. Because of the nature of the estimates of our reserves and estimates in general, we can provide no assurance that reductions to our estimated proved oil and gas reserves and estimated future net revenues will not be required in the future, and/or that our estimated reserves will be present and/or commercially extractable. If our reserve estimates are incorrect, the value of our common stock could decrease and we may be forced to write down the capitalized costs of our oil and gas properties.

Decommissioning costs are unknown and may be substantial.  Unplanned costs could divert resources from other projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves.  Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.”  We accrue a liability for decommissioning costs associated with our wells, but have not established any cash reserve account for these potential costs in respect of any of our properties.  If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs.  The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

We may have difficulty distributing production, which could harm our financial condition.

In order to sell the oil and natural gas that we are able to produce, if any, the operators of the wells we obtain interests in may have to make arrangements for storage and distribution to the market.  We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate.  This situation could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities.  These factors may affect our and potential partners’ ability to explore and develop properties and to store and transport oil and natural gas production, increasing our expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities.  Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors.  Our inability to obtain, or our loss of or denial of extension of, any of these licenses or permits could hamper our ability to produce revenues from our operations.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense.  While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist.  In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all.  If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.  If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.  To mitigate title problems, common industry practice is to obtain a title opinion from a qualified oil and gas attorney prior to the drilling operations of a well.

We will rely on technology to conduct our business, and our technology could become ineffective or obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities.  We and our operator partners will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence.  The costs of doing so may be substantial and may be higher than the costs that we anticipate for technology maintenance and development.  If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired.  Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

The loss of key personnel would directly affect our efficiency and profitability.

Our future success is dependent, in a large part, on retaining the services of our founder, Director and Chief Executive Officer, Thomas Lapinski, and other key executives and advisors of the Company.  Mr. Lapinski possesses a unique and comprehensive knowledge of our industry.  The knowledge, leadership and technical expertise of Mr. Lapinski would be difficult to replace.  While Mr. Lapinski has no plans to leave or retire in the near future, his loss could have a material adverse effect on our operating and financial performance, including our ability to develop and execute our long term business strategy.  We do not maintain key-man life insurance with respect to Mr. Lapinski.  There is an employment agreement between Mr. Lapinski and Torchlight, our wholly owned subsidiary.  There can be no assurance, however, that Mr. Lapinski will continue to be employed by us.

Our management controls a significant percentage of our current outstanding common stock and their interests may conflict with those of our stockholders.

As of the date of this report, Mr. Lapinski and John Brda, a consultant to the Company collectively and beneficially own approximately 63.5% of our outstanding common stock.  This concentration of voting control gives Messrs. Lapinski and Brda substantial influence over any matters which require a stockholder vote, including without limitation the election of Directors and approval of merger and/or acquisition transactions, even if their interests may conflict with those of other stockholders.  It could have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of the Company.  This could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of common stock.

In the future, we may incur significant increased costs as a result of operating as a public company, and our management may be required to devote substantial time to new compliance initiatives.

In the future, we may incur significant legal, accounting and other expenses as a result of operating as a public company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we are required to perform system and process evaluation and testing on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

There presently is a limited market for our common stock, and the price of our common stock may be volatile.

Our common stock is currently quoted on OTC Bulletin Board.  However, we have a very limited trading history.  If a market for our common stock ever develops, there could be volatility in the volume and market price of our common stock.  This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, factors relating to the oil and gas industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Our stockholders could sell substantial amounts of common stock in the public market, including shares upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933 (the “Securities Act”), if available, or upon trading limitation periods.  Such volume could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our Directors and officers have rights to indemnification.

The Company’s Bylaws provide, as permitted by governing Nevada law, that the Company will indemnify its Directors, officers and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a Director, Officer or employee of the Company.  The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against Directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

We do not anticipate paying any cash dividends.

We do not anticipate paying cash dividends on our common stock for the foreseeable future.  The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition.  The payment of any dividends will be within the discretion of our Board of Directors.  We presently intend to retain all earnings, if any, to implement our business strategy; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

The issuance of preferred stock could adversely affect the rights of the holders of common stock.

The Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series, to fix the number of shares constituting any such series, and to fix the rights and preferences of the shares constituting any series, without any further vote or action by the stockholders. The issuance of preferred stock by the Board of Directors could adversely affect the rights of the holders of common stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the common stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to common stock. The Board's authority to issue preferred stock could discourage potential takeover attempts and could delay or prevent a change in control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. There are no issued and outstanding shares of preferred stock; there are no agreements or understandings for the issuance of preferred stock, and the Board of Directors has no present intention to issue preferred stock.

We may be subject to penny stock regulations and restrictions, and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.”  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market of penny stocks.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict persons from participating in a distribution of a penny stock, under certain circumstances, if the SEC finds that such a restriction would be in the public interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

 AND RESULTS OF OPERATIONS

The information set forth and discussed in this Management’s Discussion and Analysis and Plan of Operations is derived from the historical financial statements and the related notes thereto of Torchlight Energy, Inc. which are included at Exhibit 99.1 to this current report. The following information and discussion should be read in conjunction with such financial statements and notes. Additionally, this Management’s Discussion and Analysis and Plan of Operations contains certain statements that are not strictly historical and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. Actual results may differ materially from those projected in the forward-looking statements due to other risks and uncertainties that exist in Torchlight Energy, Inc.’s operations, development efforts and business environment, the other risks and uncertainties described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” at the front of this report, and our “Risk Factors” section herein. All forward-looking statements included herein are based on information available to the Company as of the date hereof, and we assume no obligation to update any such forward-looking statement.

The separate financial statements of Pole Perfect Studios, Inc. and the Management’s Discussion and Analysis and Plan of Operations with respect to the Pole Perfect financial statements are contained in Pole Perfect’s Form 10-Q for the three month period ended September 30, 2010, as filed with the SEC on October 27, 2010, and are hereby incorporated into this report by reference. The Unaudited Pro forma Consolidated Financial Statements are contained at Exhibit 99.2 to this report and are also incorporated by reference into this report.

Basis of Presentation of Financial Information

On November 23, 2010, the Share Exchange Agreement (the “Exchange Agreement” or “Transaction”) between Pole Perfect and Torchlight was entered into and closed, through which the former shareholders of Torchlight became shareholders of Pole Perfect. At closing, we abandoned our previous business. Consequently, as a result of the Transaction, we commenced the business of Torchlight Energy, Inc. Because Torchlight became the successor business to Pole Perfect and because the operations and assets of Torchlight represent our entire business and operations from the closing date of the Exchange Agreement, our Management’s Discussion and Analysis and audited and unaudited financial statements are based on the consolidated financial results of Pole Perfect Studios, Inc. and its wholly owned subsidiary Torchlight Energy, Inc. for the relevant periods.

Summary of Key Results

Overview

Our Company’s sole business is that of our subsidiary, Torchlight Energy, Inc., an exploration stage company formed as a corporation in the state of Nevada on June 25, 2010. Torchlight is engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States.

Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment by our management.

Historical Results for Fiscal Year Ended December 31, 2009 and 2008

Pole Perfect had no active operations for the year ended December 31, 2009 and 2008. Due to this fact, comparisons to previous years are not necessarily indicative of actual operating results. Revenue and expenses listed below reflect the operations of Torchlight Energy, Inc. which was incorporated in June 2010.

Historical Results for the Period from June 25, 2010 (inception) through September 30, 2010

Revenues and Cost of Revenues

Torchlight Energy, Inc. had no revenue or cost of revenues during the above referenced period.

General and Administrative Expenses

Torchlight Energy, Inc.’s general and administrative expenses consisted of accounting and administrative costs, professional fees and other general corporate expenses. General and administrative expenses for the above referenced period were $130,863.

Liquidity and Capital Resources

As of September 30, 2010, Torchlight’s cash balance was $427,481. Torchlight’s working capital as of September 30, 2010, was $404,009.

Commitments and Contingencies

Torchlight is subject to contingencies as a result of environmental laws and regulations. Present and future environmental laws and regulations applicable to the Torchlight’s operation could require substantial capital expenditures or could adversely affect its operations in other ways that cannot be predicted at this time. As of September 30, 2010, no amounts have been recorded because no specific liability has been identified that is reasonably probable of requiring Torchlight to fund any future material amounts.

In July 2010, Torchlight entered into an Agreement to participate in an Oil and Gas Development Joint Venture (the “Participation Agreement”) with Bayshore Operating Corporation, LLC (“Bayshore”). Bayshore is currently the holder of an oil, gas and mineral lease covering approximately 1,045 acres in Wilson County, Texas, known as the Marcelina Creek Field Development. The Participation Agreement provides for the drilling of four (4) wells. Upon execution of the agreement, Torchlight paid Bayshore an initial deposit of $50,000, which amount was credited to the initial $50,000 payment due for the first well, in exchange for a 50% working interest in the first well. Torchlight will pay 100% of total drilling and completion costs.

After mutual agreement as to the location, the second well is to be drilled within six months of the effective date of the Participation Agreement. For the second well, Torchlight will pay Bayshore $50,000 at rig move-in and $200,000 when the well is completed or plugged and abandoned, whichever comes first. Further, Torchlight will pay 100% of the total drilling and completion costs for a 75% working interest.

For the third and fourth wells, Torchlight will pay Bayshore $50,000 at rig move-in and $150,000 when the well is completed or plugged and abandoned, whichever comes first. Further, Torchlight will pay 100% of the total drilling costs and 75% of the completion costs for a 75% working interest with Bayshore to pay 25% of the completion costs.

Going Concern

The financial statements of Torchlight have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown, and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

At September 30, 2010, the Company had not yet achieved profitable operations, has accumulated losses of $130,863 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management’s plan to address the Company’s ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtaining loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

We believe that the estimates, assumptions, and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Because of the uncertainty inherent in these matters, actual results could differ from the estimates we use in applying the critical accounting policies. Certain of these critical accounting policies affect working capital account balances, including the policies for revenue recognition, oil and gas properties, asset retirement obligations and income taxes. These policies require that we make estimates in the preparation of our financial statements as of a given date.

Within the context of these critical accounting policies, we are not currently aware of any reasonably likely events or circumstances that would result in materially different amounts being reported.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from these estimates.

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Concentration of Risks

The Company’s cash is placed with a highly rated financial institution and the Company conducts ongoing evaluations of the credit worthiness of the financial institutions with which it does business. At times during the period from June 25, 2010 (inception) to September 30, 2010, cash balances were in excess of amounts guaranteed by the Federal Deposit Insurance Corporation (“FDIC”). As of September 30, 2010, the Company had cash of $427,481, which is greater than the FDIC limit.

Fair Value of Financial Instruments

The estimated fair values of prepaid expenses and accounts payable approximate the carrying amount due to the relatively short maturity of these instruments.

Unevaluated Oil and Gas Properties

Unevaluated oil and gas properties consist principally of the Company's acquisition costs in undeveloped leases. When leases are developed, expire or are abandoned, the related costs are transferred from unevaluated oil and gas properties to depletable oil and gas properties. Additionally, the Company reviews the carrying costs of unevaluated oil and gas properties for the purpose of determining probable future lease expirations and abandonments, and prospective discounted future economic benefit attributable to the leases. The Company records an allowance for impairment based on the review with the corresponding charge being made to depletable oil and gas properties.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all costs associated with property acquisition, exploration, and development activities are capitalized into a cost center (the amortization base), whether or not the activities to which they apply are successful. Exploration and development costs include dry hole costs, geological and geophysical costs, direct overhead related to exploration and development activities and other costs incurred for the purpose of finding oil and gas reserves. Salaries and benefits paid to employees directly involved in the exploration and development of oil and gas properties as well as other internal costs that can be specifically identified with acquisition, exploration, and development activities are also capitalized.

Oil and gas properties include costs that are excluded from costs being depleted or amortized. Oil and natural gas property costs excluded represent investments in unevaluated properties and include non-producing leasehold, geological and geophysical costs associated with leasehold or drilling interests and exploration development costs. The Company excludes these costs until the property has been evaluated. The Company allocates a portion of its acquisition costs to unevaluated properties based on relative value. Costs are transferred to the full cost pool as the properties are evaluated over the life of the reservoir.

Depreciation, Depletion and Amortization

 The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves are amortized on a unit–of–production method over estimated total proved oil and gas reserves. The depreciable base for oil and natural gas properties includes the sum of all capitalized costs net of accumulated depreciation, depletion and amortization (“DD&A”), estimated future development costs and asset retirement costs not included in oil and natural gas properties, less unevaluated oil and gas properties, which are excluded from this calculation. During the period from June 25, 2010 (inception) to September 30, 2010, the Company held only unevaluated oil and gas properties; therefore, no depreciation, depletion or amortization has been recognized.

Ceiling Test

Future production volumes from oil and gas properties are a significant factor in determining the full cost ceiling limitation of capitalized costs. Under the full cost method of accounting, the Company is required to periodically perform a “ceiling test” that determines a limit on the book value of oil and gas properties. If the net capitalized cost of proved oil and gas properties, plus the cost of unproved oil and gas properties, exceeds the present value of estimated future net cash flows discounted at 10 percent, plus the cost of unproved oil and gas properties, the excess is charged to expense and reflected as additional accumulated DD&A.  The ceiling test calculation uses a commodity price assumption which is based on the un-weighted arithmetic average of the price on the first day of each month for each month within the prior 12 month period and excludes future cash outflows related to estimated abandonment costs. The Company did not recognize an impairment on its oil and gas properties during the period from June 25, 2010 (inception) to September 30, 2010. Due to the volatility of commodity prices, should oil and natural gas prices decline in the future, it is possible that a write-down could occur.

Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions. The independent engineering estimates include only those amounts considered to be proved reserves and do not include additional amounts which may result from new discoveries in the future, or from application of secondary and tertiary recovery processes where facilities are not in place or for which transportation and/or marketing contracts are not in place. Estimated reserves to be developed through secondary or tertiary recovery processes are classified as unevaluated properties. As of September 30, 2010, the Company does not have any proved oil or gas reserves.

The determination of oil and gas reserves is a subjective process, and the accuracy of any reserve estimate depends on the quality of available data and the application of engineering and geological interpretation and judgment. Estimates of economically recoverable reserves and future net cash flows depend on a number of variable factors and assumptions that are difficult to predict and may vary considerably from actual results. In particular, reserve estimates for wells with limited or no production history are less reliable than those based on actual production. Subsequent evaluation of the same reserves as well as cost estimates related to future development costs of proved oil and gas reserves could result in significant revisions due to changes in regulatory requirements, technological advances and other factors which are difficult to predict.

Gains and losses on the sale of oil and gas properties are generally reflected in income. Sales of less than 100% of the Company’s interest in the oil and gas property are treated as a reduction of the capital cost of the field, with no gain or loss recognized, as long as doing so does not significantly affect the unit-of-production depletion rate. Costs of retired equipment, net of salvage value, are usually charged to accumulated depreciation. During the period from June 25, 2010 (inception) to September 30, 2010, there were no gains or losses recognized from the sale of oil and gas properties.

Asset Retirement Obligations

Accounting principles require that the fair value of a liability for an asset’s retirement obligation (“ARO”) be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost be capitalized as part of the carrying amount of the related long–lived asset. The liability is accreted to its then–present value each subsequent period, and the capitalized cost is depleted over the useful life of the related asset. Abandonment cost incurred is recorded as a reduction to the ARO liability.

The Company records an abandonment liability associated with its oil and gas wells when those assets are placed in service. Inherent in the fair value calculation of an ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance. Settlements greater than or less than amounts accrued as ARO are recorded as a gain or loss upon settlement.

Revenue Recognition

The Company recognizes oil and gas revenues when production is sold at a fixed or determinable price, persuasive evidence of an arrangement exists, delivery has occurred and title has transferred, and collectability is reasonably assured.

Federal and State Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities and a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

Authoritative guidance for uncertainty in income taxes requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an examination. Management has reviewed the Company’s tax positions and determined there were no uncertain tax positions requiring recognition in the financial statements. The Company’s tax returns remain subject to Federal and State tax examinations for all tax years since inception as none of the statutes have expired. Generally, the applicable statutes of limitation are three to four years from their respective filings.

Estimated interest and penalties related to potential underpayment on any unrecognized tax benefits are classified as a component of tax expense in the statement of operations. The Company has not recorded any interest or penalties associated with unrecognized tax benefits during the period from June 25, 2010 (inception) to September 30, 2010.

Environmental Laws and Regulations

The Company is subject to extensive federal, state and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their future economic benefit. The Company believes that it is in compliance with existing laws and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of our common stock owned as of November 24, 2010, by the following persons: (i) stockholders known to us who own 5% or more of our outstanding shares, (ii) each of our executive officers and directors, and (iii) our executive officers and directors as a group. As of November 24, 2010, there were 3,062,855 shares of our common stock outstanding.

Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Thomas Lapinski	1,150,000 shares	38%
President, CEO and Director
2007 Enterprise Avenue
League City, Texas 77573

All directors and executive officers as a group (1 person)	1,150,000 shares	38%

John Brda	795,625 shares	26%
1425 Frontenay
Warson Woods, Missouri 63122

Change in Control

The Company is aware of no arrangements the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The executive officers and directors of the Company are as follows:

Name	Age	Position(s) and Office(s)
Thomas Lapinski	66	Director, President, Chief Executive Officer and Interim Principal Financial Officer

Below is certain biographical information of the individual who would become the sole executive officer and director of the Company if the Exchange Agreement is entered into and closes:

Thomas Lapinski – Mr. Lapinski has served as the Company’s sole Director, President, Chief Executive Officer and Interim Principal Financial Officer since November 23, 2010. He is the founder of Torchlight Energy, Inc., a wholly owned subsidiary of the Company, and has served as its Chief Executive Officer, President and Director since its incorporation in June 2010. From 2002 to the present, he has engaged in consulting work on various projects, both international and domestic, including the purchase of energy related businesses, primarily focusing on evaluating exploration and re-development opportunities in the Rocky Mountain Region, Texas Gulf Coast, Mid-Continent, the Middle East, and South America. From September 1996 to June 2002, Mr. Lapinski served as President of Stephens Energy International of The Stephens Group, LLC. While there, he was involved in oil and gas exploration and production project development. Prior to that, he spent over 30 years in senior positions with Amoco Corporation before retiring. His expertise is in project evaluations, operations management and strategic planning with experience throughout the Rocky Mountain region, Alaska, U.S. mid-continent, the U.S. Gulf Coast and numerous international arenas. With Amoco, he has held numerous positions, including Division Geophysicist for Rocky Mountain Area, Regional Geophysicist for Africa and the Middle East, Exploration Manager for North and West Africa, President-Amoco Morocco, President-Amoco Turkey, General Manager-Amoco Kenya, Exploration Manager Gulf Coast, Regional Exploration Manager for Southern and Eastern U.S. and Manager for Resource and Business Development in Southern Rocky Mountain Area. He also spent time on a special project for the Chairman of Amoco on key strategic planning issues where he was responsible for long-term monetization of Amoco’s North American asset base. Mr. Lapinski received a degree in Geophysical Engineering from the Colorado School of Mines in 1966.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Thomas Lapinski President, CEO and Director	(1)

Tammy Skalko Former President, CEO, Treasurer and Director	2009 2008	- -		- -	- -	- -	- -	- -	- -

James Beshara Former Secretary and Director	2009 2008	- -		- -	- -	- -	- -	- -	- -

(1)  Thomas Lapinski did not join the Company until November 23, 2010, and accordingly did not earn any compensation from the Company during the last two completed fiscal years.

There has been no cash payment paid to any of the Company’s executive officers for services rendered in all capacities to the Company for the periods ended December 31, 2009 and 2008. There has been no other form of compensation awarded to, earned by, or paid to any executive officer by any person for services rendered in all capacities to the Company for the fiscal years ended December 31, 2009 and 2008.

Outstanding Equity Awards

The Company does not have any unexercised options, stock that has not vested or equity incentive plan awards for any of its executive officers or directors outstanding as of the end of its fiscal year ended December 31, 2009.

Compensation of Directors

At present, the Company does not pay its Directors for attending meetings of the Board of Directors, nor does it have a standard arrangement pursuant to which Directors of the Company are compensated for any services provided as a Director.  The Company may adopt a Director compensation policy in the future, but the Company has not yet determined the amount, if any, that the Company will pay to its Directors for attending meeting.  Directors received no compensation for their services as directors during years ended December 31, 2009 and 2008.

Employment Agreements

In July 2010, Torchlight Energy, Inc., a wholly owned subsidiary of the Company, entered into an employment agreement with Opal Marketing and Consulting, Inc. (“Opal”).  The Company’s sole officer and Director, Thomas Lapinski, owns and is the President of Opal.  The agreement provides that Opal will provide the services of Mr. Lapinski to serve as Torchlight’s President and Chairman of the Board of Directors.  The agreement has a term of two years and provides that Torchlight is to pay Opal a base fee equal to $240,000 per year, payable monthly.  Torchlight must also pay all applicable federal, state and local employment taxes, as well as social security and such other amounts, from all amounts paid to Opal.  Further, Mr. Lapinski is eligible to receive stock options and an additional annual bonus as determined by the Board of Directors in its sole discretion in an amount not to exceed 100% of the base fee.

There is currently no employment agreement between Mr. Lapinski and Pole Perfect Studios, Inc.

Compensation Policies and Practices as they Relate to Risk Management

The Company does not currently believe that any risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. As of the date of this information statement, however, the Company has not completed the process of evaluating its compensation policies and practices as they relate to the Company’s risk management. Upon completion of this evaluation, the Company’s assessment of the potential effects of risks arising from its compensation policies may change.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

In exchange for management services provided to Torchlight Energy, Inc., Opal Marketing & Consulting, Inc. charges Torchlight a management fee of $240,000 per year.  The Company’s sole officer and Director, Thomas Lapinski, owns and is the President of Opal.  For the period from June 25, 2010 (inception of Torchlight) to September 30, 2010, Torchlight incurred $64,000 in management fees.

At September 30, 2010, Torchlight had a receivable from Brda & Company LLC in the amount of $1,029 for shares issued to Brda & Company LLC.

Other than the transactions described above, there have been no transactions since the beginning of the Company’s fiscal year preceding the Company’s last fiscal year or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $244 (one percent of the average of the Company’s total assets at year end for the last two completed fiscal years), and in which any of the following persons had or will have a direct or indirect material interest:

•

Any director or executive officer of the Company;

•

Any person who will become a director or executive officer of the Company upon closing of the Exchange Agreement;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•

Any immediate family member of any of the foregoing persons sharing the householder of such person.

Review, Approval, or Ratification of Transactions

To ensure, among other things, that potential conflicts of interest are avoided or declared, our Board of Directors previously adopted a Code of Ethics, setting forth the responsibilities of our officers, directors and employees. Currently, we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Our Board of Directors will approve or ratify a transaction if it determines that the transaction is consistent with our best interests and the best interests of our stockholders.

Director Independence

Thomas Lapinski is currently the sole member of the Board of Directors and the Company’s sole executive officer. Accordingly, the Company currently has no “independent” directors.  Further, the Company has not had an independent director at any time during the last completed fiscal year.  At some point in the future, it is anticipated that the Company would appoint additional directors who are considered independent. The Company has not decided, however, what independence standard will be used to make this determination. The Company hopes that the addition of independent directors to the Board will help the Company to better oversee and manage risk.

LEGAL PROCEEDINGS

The Company is not subject to any material legal proceedings at this time.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the OTC Bulletin Board the under the symbol, “PPFT.”  The Company’s common stock was first quoted on the OTC Bulletin Board in September 2009, but was subsequently removed in connection with the failure of the market maker to maintain its bid and ask prices for the stock.  Subsequently the Company’s common stock was quoted on the Pink OTC Markets, and was reinstated for quotation on the OTCBB in July 2010.  Trading in the common stock in the over-the-counter market has been very limited and the quotations set forth below are not necessarily indicative of actual market conditions. Further, the following prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The high and low bid prices for the common stock for the fiscal quarters ended September 30, 2010, June 30, 2010 and March 31, 2010, and for each fiscal quarter within the two most recent fiscal years, according to Pink OTC Markets Inc., were as follows:

Quarter Ended	High	Low
September 30, 2010	$0.21	$0.14
June 30, 2010	$0.21	$0.21
March 31, 2010	N/A	N/A
December 31, 2009	N/A	N/A
September 30, 2009	N/A	N/A
June 30, 2009	N/A	N/A
March 31, 2009	N/A	N/A
December 31, 2008	N/A	N/A
September 30, 2008	N/A	N/A
June 30, 2008	N/A	N/A
March 31, 2008	N/A	N/A

Record Holders

As of November 24, 2010, there were approximately 83 stockholders of record holding a total of 3,062,855 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Equity Compensation Plan Information

The Company does not have any equity compensation plans as of December 31, 2009 or to date.:

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth below under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 70,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.  To date, 3,062,855 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding, if such shares are ever issued, the Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders.  Stockholders are entitled to cumulative voting for the election of directors. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is empowered to designate and issue from time to time, without need of stockholder approval, one or more classes or series of preferred stock and to fix and determine the voting powers, designations, preferences, limitations, restrictions and relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our Company’s common stock or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that a director or officer will not be individually liable for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation.

Section 78.752 of NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer.  Such limitation on liability, however, will not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or the payment of dividends in violation of Section 78.300 of the NRS.  Further, any repeal or modification of this limitation of liability by the Company will be prospective only, and will not adversely affect any limitations on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that such director, officer or controlling person asserts a claim for indemnification against the Company in connection with a successful defense of any action, we reserve the right to submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act.  The Company will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth below under “Item 4.01” of this current report, which disclosure is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreement, at closing on November 23, 2010, the Company issued an aggregate of 2,361,125 shares of its common stock to the stockholders of Torchlight in exchange for shares representing 100% of the issued and outstanding common stock of Torchlight.  The shares of common stock of the Company were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by the Company did not involve a “public offering.”  The issuance was not a public offering based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) each offeree was an “accredited investor,” (v) the investment intent of the offerees; and (v) the restriction on transferability of the securities issued.

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a)

Dismissal of Previous Independent Registered Public Accounting Firm.

i.

On November 23, 2010, the Company dismissed Patrick Rodgers, CPA, PA (“Rodgers”) as its independent registered public accountant.  The Board of Directors approved such dismissal.

ii.

Rodgers’ reports on the financial statements of the Company for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.  However, Rodgers did include an explanatory paragraph in its audit report relative to going concern uncertainty for the years ending December 31, 2009 and 2008, respectively.

iii.

During the years ended December 31, 2009 and 2008 and through November 23, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Rodgers’ satisfaction would have caused Rodgers to make reference thereto in connection with Rodgers’ reports on the Company’s financial statements for such fiscal years.

iv.

During the years ended December 31, 2009 and 2008 and through November 23, 2010, the Company had no reportable events as set forth in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company provided Rodgers with a copy of this current report on Form 8-K and requested that Rodgers furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Rodgers agrees with the above statements. The Company has received the requested letter from Rodgers, and a copy of such letter is filed as Exhibit 16.1 to this current report Form 8-K.

(b)

Engagement of New Independent Registered Public Accounting Firm.

i.

On November 23, 2010, the Company engaged Calvetti, Ferguson & Wagner, P.C. (“CFW”) as the Company’s new independent registered public accounting firm.

ii.

Prior to November 23, 2010, the Company (or someone on its behalf) did not consult with CFW regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.01  Changes in Control of the Registrant.

Reference is made to the disclosure set forth above under “Item 1.01” of this current report, which disclosure is incorporated herein by reference.  Other than the transactions and agreements disclosed in “Item 1.01,” we know of no arrangements, which may result in a change in control at a subsequent date.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Exchange Agreement, at closing on November 23, 2010: (i) the Company’s Board of Directors appointed Thomas Lapinski as a new member of the Board of Directors; (ii) Tammy Skalko resigned as the Company’s Director, President, Chief Executive Officer, Principal Financial and Accounting Officer and Treasurer and James Beshara resigned as the Company’s Director and Secretary; (iii) the Board of Directors appointed Thomas Lapinski as President, Chief Executive Officer and Interim Principal Financial Officer.

For certain biographical and other information regarding the newly appointed executive officer and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.06  Change in Shell Company Status.

As the result of the transactions effected by the closing of the Exchange Agreement, as described above under “Item 1.01” of this current report, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.  The disclosure in “Item 1.01” is incorporated herein by reference.

Item 9.01  Financial Statement and Exhibits.

(a)

Financial statements of business acquired.

The audited Financial Statements of Torchlight Energy, Inc., including the balance sheet as of September 30, 2010 and the related statements of operations, stockholders' equity and cash flows for the period from June 25, 2010 (inception) to September 30, 2010, are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)

Pro forma financial information.

The Unaudited Pro Forma Financial Statements of Pole Perfect Studios, Inc. and Subsidiary, including the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010 and the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2010, are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(c)

Shell Company Transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement dated November 23, 2010

10.1	Employment Agreement between Thomas Lapinski and Torchlight Energy, Inc.

10.2	Agreement to Participate in Oil and Gas Development Joint Venture between Bayshore Operating Corporation, LLC and Torchlight Energy, Inc.

16.1	Letter from Patrick Rodgers, CPA, PA to the SEC dated November 23, 2010

21.1	Subsidiaries of Pole Perfect Studios, Inc.

99.1	Financial Statements of Torchlight Energy, Inc. for the period from June 25, 2010 (inception) to September 30, 2010

99.2	Unaudited Pro Form Consolidated Financial Statements of Pole Perfect Studios, Inc. and Subsidiary for the period ended September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pole Perfect Studios, Inc.

Date: November 24, 2010	By: /s/ Thomas Lapinski
Thomas Lapinski
President and Chief Executive Officer